Exhibit 10a

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 33-66786 of Lincoln Benefit Life Variable Annuity Account of Lincoln Benefit Life Company on Form N-4 of our report dated February 20, 2002 relating to the financial statements and the related financial statement schedule of Lincoln Benefit Life Company, and our report dated March 8, 2002 relating to the financial statements of Lincoln Benefit Life Variable Annuity Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Lincoln Benefit Life Variable Annuity Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 16, 2002